Exhibit 99.1

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

141 West Jackson Boulevard

Chicago, Illinois 60604

Solicited by the Board of Directors

In connection with the restructuring transactions described in the proxy statement and prospectus (the “Proxy Statement and Prospectus”) accompanying this proxy ballot, the undersigned hereby appoints Paul J. Draths, Terry Livingston, and Carol A. Burke and each of them, proxies, with full power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the membership of the Board of Trade of the City of Chicago, Inc., a nonstock, not-for-profit corporation (the “CBOT”), which the undersigned is entitled to vote, at the special meeting of the membership to be held on                , 2005 and any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the management of the CBOT upon such other business as may properly come before the special meeting of the membership.

ALTHOUGH YOU ARE BEING ASKED TO APPROVE EACH OF THESE FIVE PROPOSITIONS SEPARATELY, EACH OF THESE PROPOSITIONS IS RELATED TO, AND EXPRESSLY CONDITIONED UPON THE APPROVAL OF, EACH OF THE OTHER PROPOSITIONS. THIS MEANS THAT THE CBOT WILL NOT TAKE ANY ONE OR MORE OF THESE ACTIONS RELATING TO THE RESTRUCTURING TRANSACTIONS WITHOUT TAKING ALL ACTIONS, SUBJECT TO THE TERMS AND CONDITIONS OF SUCH TRANSACTIONS. ACCORDINGLY, UNLESS ALL FIVE OF THE ABOVE PROPOSITIONS RELATING TO THE RESTRUCTURING TRANSACTIONS ARE APPROVED BY THE REQUISITE VOTE OF THE MEMBERS AS DESCRIBED IN THE PROXY STATEMENT AND PROSPECTUS, THE RESTRUCTURING TRANSACTIONS WILL NOT HAVE BEEN APPROVED BY THE MEMBERS AND, ACCORDINGLY, WILL NOT BE COMPLETED.

(Continued and to be signed on reverse side.)

THE RESTRUCTURING TRANSACTIONS

The Board of Directors of the CBOT recommends a vote “FOR” Propositions 1, 2, 3, 4 and 5.

(1) The approval and adoption of the Agreement and Plan of Merger, dated February 10, 2005, relating to the merger, which provides for the merger that will facilitate our demutualization and the adoption of a new amended and restated certificate of incorporation of the CBOT to take effect upon the effectiveness of the merger;

☐  FOR            ☐  AGAINST

(2) The approval and adoption of the amended and restated bylaws of the CBOT, which will become the bylaws of the CBOT subsidiary, and technical amendments to the bylaws of the CBOT identifying the holders of Full Memberships, Associate Memberships, GIMs, IDEMs and COMs, and clarifying the status of holders of GIM, IDEM and COM membership interests as “members” of the CBOT for purposes of Delaware corporation law;

☐  FOR            ☐  AGAINST

Signature

Date

Print Name Here

(3) The approval and ratification of the allocation of CBOT equity (i.e., the CBOT Holdings Class A common stock) among the five classes of CBOT members in accordance with the settlement allocation established by the terms of the settlement agreement;

☐  FOR            ☐  AGAINST

(4) The approval and ratification of the August 7, 2001 agreement and the October 7, 2004 and February 11, 2005 letter agreements relating to the CBOE exercise right entered into by us and the CBOE; and

☐  FOR            ☐  AGAINST

(5) The approval and ratification of the changes to our corporate governance structure, as set forth in the amended and restated certificate of incorporation and bylaws for each of CBOT Holdings and the CBOT subsidiary, and certain changes to the rules and regulations of the CBOT subsidiary, which, collectively, will facilitate the demutualization and the modernization of certain aspects of our corporate governance structure. These changes include the ability of CBOT Holdings to issue capital stock and pay dividends; new voting rights; new charter and bylaw amendment procedures; new board composition and terms; and new director nomination procedures.

☐  FOR            ☐  AGAINST

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY BALLOT PROMPTLY

By executing this proxy ballot the above signed hereby revokes any and all prior proxy ballots and hereby affirms that, as of the date hereof, the above signed had the power to deliver a proxy ballot with respect to the applicable membership.